SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2004

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 398-9400

Not Applicable

(Former name or former address, if changed since last report).

Item 5. Other Events.

     On July 8, 2004, Landstar System, Inc. (the “Company”) entered into a new senior credit facility. The senior credit facility is in the form of a revolving credit agreement, in the amount of $225 million and expires in July 2009. The initial borrowing of $70,000,000 under the facility has been used to refinance the Company’s prior credit facility, which has been terminated. The initial borrowings under the new credit facility will bear interest at the rate of approximately 75.0 basis points over LIBOR.

     The new credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

99.1	The Fourth Amended and Restated Credit Agreement, dated July 8, 2004, among Landstar System Holdings, Inc., the Company, the lenders named therein and JPMorgan Chase Bank as administrative agent (including exhibits and schedules thereto).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: July 9, 2004	/s/ Robert C. LaRose
Robert C. LaRose
Vice President, Chief Financial Officer and Secretary

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